EXHIBIT 21.2

LISTING OF SUBSIDIARIES

JURISDICTION OF

SUBSIDIARY

ORGANIZATION

Bio-Rad Laboratories Pty. Limited

Australia

Bio-Rad Laboratories Ges.m.b.H.

Austria

Bio-Rad Laboratories S.A- N.V.

Belgium

RSL N.V.

Belgium

Bio-Rad Laboratorios Brasil Ltda.

Brazil

Bio-Metrics Properties, Limited

California, USA

Bio-Rad Laboratories (Israel) Inc.

California, USA

Bio-Rad Pacific Limited

California, USA

Bio-Rad Laboratories (Canada) Limited

Canada

Bio-Rad Laboratories (Shanghai) Limited

China

Bio-Rad spol. sr.o.

Czech Republic

MJ Bioworks, Inc.

Delaware, USA

Bio-Rad France Holding

France

Bio-Rad Pasteur

France

ADIL Instruments

France

Bio-Rad Laboratories S.A.S.

France

Bio-Rad Verdot

.

France

Bio-Rad

France

Bio-Rad Laboratories G.m.b.H.

Germany

Bio-Rad Management G.m.b.H.

Germany

Bio-Rad Laboratories E.P.E

Greece

Bio-Rad China Limited

Hong Kong

Bio-Rad Hungary Trading Ltd.

Hungary

Bio-Rad Laboratories(India)Private Limited

India

Bio-Rad Laboratories S.r.l.

Italy

Nippon Bio-Rad Laboratories K.K.

Japan

Bio-Rad Fujirebio Inc.

Japan

MJ Japan Limited

Japan

Bio-Rad Korea Limited

Korea

International Marketing Ventures, Limited

Maryland, USA

MJ Research, Inc.

Massachusettes, USA

Bio-Rad, S.A.

Mexico

Bio-Rad Laboratories B.V.

The Netherlands

Bio-Rad Polska Sp. z o.o.

Poland

Bio-Rad Laboratoires-Aparelhos e Reagentes

  Hospitalares, LDA

Portugal

Bio-Rad Laboratorii OOO

Russia

Bio-Rad Laboratories (Singapore) Pte. Limited

Singapore

Bio-Rad Laboratories (Pty) Limited

South Africa

Bio-Rad Laboratories S.A.

Spain

Bio-Rad Laboratories AB

Sweden

Bio-Rad Laboratories AG

Switzerland

Bio-Rad Laboratories Taiwan Limited

Taiwan

Bio-Rad Laboratories Limited

Thailand

Bio-Rad Laboratories Europe Limited

United Kingdom

Bio-Rad Laboratories Limited

United Kingdom

Bio-Rad Micromeasurements Limited

United Kingdom

Bio-Rad Microscience Limited

United Kingdom

MJ Geneworks, Inc.

Wisconsin, USA